Exhibit 5.a

February 8, 2005

Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Crown European Holdings SA

Le Colisée I

Rue Fructidor

75830 Paris Cedex 17

France

Guarantors listed on Schedule A

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Re:	Form S-4 Registration Statement (Reg. No. 333-120780)

Gentlemen and Ladies:

We have acted as special counsel to Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), Crown European Holdings SA, a société anonyme organized under the laws of the Republic of France (“CEH”), and the guarantors listed on Schedule A hereto (together with the Company, the “Guarantors”) in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-120780) originally filed by CEH and the Guarantors on November 24, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended, (the “Registration Statement”). Upon the effectiveness of the Registration Statement, CEH and the Guarantors propose to offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to €460,000,000 of CEH’s 6 1/4% First Priority Senior Secured Notes due 2011 (the “New Notes”) and the guarantees thereof by the Guarantors (the “New Guarantees”) registered under the Securities Act for an equal aggregate principal amount of CEH’s outstanding 6 1/4% First Priority Senior Secured Notes due 2011 (the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among the Company, CEH, the Guarantors, Citigroup Global Markets Inc. and Lehman Brothers Inc., as Representatives of the several Initial Purchasers named in Schedule I thereto, incorporated by reference as Exhibits 4.i and 4.j to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture by and among the Company, the Guarantors named therein and Wells Fargo Bank, N.A., (the “Trustee”), incorporated by reference as Exhibit 4.k to the Registration Statement (the “Indenture”). The Indenture is to be qualified under the Trust Indenture Act.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of

Crown Holdings, Inc.

Crown European Holdings SA

Guarantors

February 8, 2005

all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. When (i) the Registration Statement has been declared effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by CEH and (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement, the New Notes will constitute valid and legally binding obligations of CEH enforceable against CEH in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. When (i) the Registration Statement has been declared effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by CEH, (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement and (v) the New Guarantees have been duly executed by the Guarantors, the New Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States, the Commonwealth of Pennsylvania and the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Exchange Offer, and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction (including without limitation the effect of such laws on the enforceability of the New Notes or the New Guarantees). Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of Belgium, Canada, England, France, Germany, Mexico, Switzerland, or Ohio, we have assumed the correctness of and relied upon, without any independent verification, the opinions being delivered directly to you and filed as exhibits to the Registration Statement of (a) Dechert, Paris, France as to matters of French law, (b) Dechert, London, England as

Crown Holdings, Inc.

Crown European Holdings SA

Guarantors

February 8, 2005

to matters of English law, (c) Dechert LLP, Brussels, Belgium as to matters of Belgian law, (d) Miller Thomson, LLP and Stewart McKelvey Stirling Scales, as to matters of Canadian law, (e) Hoelters & Elsing, as to matters of German law, (f) Basham, Ringe y Correa, S.C. and Cannizzo Ortiz y Asociados, S.C., as to matters of Mexican law, (g) Homburger, as to matters of Swiss law and (g) Vorys, Sater, Seymour and Pease LLP, as to matters of Ohio law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Dechert LLP

Schedule A

Guarantors

Central States Can Co. of Puerto Rico, Inc.

Crown Beverage Packaging, Inc.

Crown Consultants, Inc.

CROWN Americas, Inc.

Crown Cork & Seal Company (DE), LLC

Crown Cork & Seal Company (PA), Inc.

CROWN Cork & Seal USA, Inc.

Crown Cork & Seal Company, Inc.

CROWN Packaging Technology, Inc.

CROWN Beverage Packaging Puerto Rico, Inc.

Crown Financial Corporation

Crown Financial Management, Inc.

Crown Holdings (PA), LLC

Crown International Holdings, Inc.

Foreign Manufacturers Finance Corporation

NWR, Inc.

CROWN Risdon USA, Inc.

CROWN Zeller USA, Inc.

CROWN Verpakking België NV

889273 Ontario Inc.

CROWN Risdon Canada Inc.

CROWN Zeller Plastic Closures Canada Inc.

Crown Canadian Holdings ULC

CROWN Metal Packaging Canada LP

CROWN Metal Packaging Canada Inc.

3079939 Nova Scotia Company/3079939 Compagnie de la Nouvelle Ecosse

CROWN Zeller France S.A.S.

Société de Participations CarnaudMetalbox SAS

CROWN Astra S.A.S.

CROWN Polyflex S.A.S.

CROWN Emballage France S.A.S.

Guarantors

CROWN Bevcan France S.A.S.

Crown Développement S.A.S.

Crown Cork & Seal Deutschland Holdings GmbH

CROWN Bender GmbH

CROWN Nahrungsmitteldosen Deutschland GmbH

CROWN Nahrungsmitteldosen GmbH

CROWN Specialty Packaging Deutschland GmbH

CROWN Raku GmbH

CROWN Verpackungen Deutschland GmbH

CROWN Verschlüsse Deutschland GmbH

CROWN Zeller Deutschland GmbH

CROWN Zeller Engineering GmbH

CROWN Envases Mexico, S.A. de C.V.

CROWN Zeller Mexico, S.A. de C.V.

CROWN Mexican Holdings, S. de R.L. de C.V.

CROWN Obrist AG (Switzerland)

CROWN Vogel AG

Crown UK Holdings Limited

CROWN Aerosols UK Limited

CarnaudMetalbox Overseas Limited

Crown Cork & Seal Finance plc

CROWN Packaging UK PLC

CROWN UCP plc

CarnaudMetalbox Engineering PLC

CROWN Massmould Ltd.

CROWN Speciality Packaging UK plc

CarnaudMetalbox Group UK Limited